Exhibit  2

                                Form of Dissent

                           Form of Dissenter's Notice
                  (Colorado Revised Statute 7- 113-203(2)(d))

To:

Dissenter's Rights Committee
The Board of Directors
H-Net.Net, Inc.
3256 Chico Way, NW
Bremerton, WA 98312

Dear Sirs or Madam:

Pursuant to Colorado Revised Statute 7-113-202 and other pertinent provisions of
Article 113 of the Revised Statutes of Colorado, I hereby tender ____________________________________________________________ shares of my stock in N-Net.Net, Inc., (whether by certificate uncertificated) at the fair value of $0.05 per share.

Please forward payment to me in accordance with Article 113 to the following address:

Name:               ________________________________
Address 1:          ________________________________
Address 1:          ________________________________
City:               ________________________________
State:              ________________________________
Zip (or country):   ________________________________

I hereby authorize the corporate secretary, the corporate registrar, the corporate transfer agent or their designess to act as my lawful attorney in fact for the sole purpose of accepting, canceling or transferring the stock and/or stock certificates.

I certify pursuant to 7-113-202 and 203 of the Colorado Revised Statutes that I:

(a) Caused the corporation to receive, before the vote was taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and
(b)  I  did  not  vote  the  shares  in  favor of the proposed corporate action.

With respect to shares held by any one or more beneficial shareholders, pursuant to Colorado Revised Statute 7-113-103, each such beneficial shareholder has certified that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights.

I acknowledge receipt of a copy of Article 113 of the Colorado Revised Statutes.


Signed:               _______________________
                      Shareholder

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